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                                                                    EXHIBIT 10.9

SOLUTIONS ALLIANCE AGREEMENT

Informix Software, Inc. ("Informix") and the entity listed in the signature block below ("Licensee") hereby agree that the terms of this agreement ("Agreement") shall apply to Licensee's use of the Informix products ("Products") made available to Licensee from time to time under this Agreement and the Informix Solutions Alliance Program (the "Program"). Checked or blackened boxed below indicate the corresponding terms as applicable to Licensee.

1. APPOINTMENT OF Licensee Informix appoints Licensee under the Program to act as (check all that apply):

X Independent Software Vendor ("ISV"). An ISV develops, owns and licenses to more than one end user, on or more software products (not applications) that are used in conjunction with a Product.

  Platform Provider ("PP") manufactures and/or develops, owns, sells, and licenses to more than one end user, one or more hardware products that may be used in connection with a Product. A PP may also manufacture, develop, own, sell and license software in connection with the hardware.

  DataBlade Module Developer ("DMD") develops, owns and licenses, to more than one end user, one or more DataBlade modules, independently or in conjunction with a server Product. DMDs shall obtain training from Informix prior to obtaining Product from Informix.

2.  PRODUCTS AND SERVICES

(a) Products

(i) Informix grants and Licensee accepts the grant of a nonexclusive, non-transferable license to use the Products internally solely for Licensee's development and support purposes in accordance with the then current Program.

(ii) Licensee shall have no rights to distribute Products to any other third party.

(iii) If Licensee wishes to internally use the Products outside of the U.S. Licensee shall purchase the license for such Products from the Informix local office, or at Informix's direction, an Informix distributor.

(iv) The terms of this Agreement and the Informix "shrink-wrap" end user license agreement that accompanies each copy of the Products shall govern Licensee's use of the Products. In the event of a discrepancy between this Agreement and such end user licenses agreement, the terms of this Agreement shall prevail.

(b) Services. Licensee shall purchase INFORMIX-Open Line for Partners ("Services") for the Products. Informix may require that Services be provided through the Informix local office, or at Informix's direction, an Informix distributor.

(c) Training. Licensee shall be entitled to the training discounts, if any, as set forth in the then current Program.

3.  FEES

(a) Products. Licensee shall pay a license fee ("License Fee") to Informix for each Product licensed. Such License Fees shall be as set forth in the then current Program.
(b) Services. For each Product licensed, Licensee shall purchase Services at the prices set forth in the then current Program.

4.  MARKETING

Licensee shall be entitled to marketing tools in accordance with the then current Program at such time as Licensee's solution becomes generally available.
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5.  TERM

The term of this Agreement shall be one year from the Effective Date. This Agreement will automatically renew for additional one year periods, unless either party delivers written notice of termination at least 30 days prior to the expiration of the then current term. Additionally, this Agreement may be terminated at any time on 30 days prior written notice by either party specifying a breach of the terms and conditions of the Agreement, provided the other party does not cure the breach within that period.

6.  GENERAL

Informix shall not be responsible for failure to fulfill, or delay in fulfilling its obligations under this Program due to causes beyond its control. INFORMIX'S LIABILITY TO LICENSEE ANY OTHER THIRD PARTY, FOR A CLAIM OF ANY KIND ARISING AS A RESULT OF, OR RELATED TO, ANY PRODUCT OR SERVICE PROVIDED UNDER THIS AGREEMENT, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) UNDER ANY WARRANTY, OR OTHERWISE, SHALL BE LIMITED TO MONETARY DAMAGES, AND THE AGGREGATE AMOUNT OF SUCH DAMAGES FOR ALL CLAIMS RELATING TO ANY PARTICULAR PRODUCT OR SERVICE SHALL IN NO EVENT EXCEED THE AMOUNT PAID TO INFORMIX FOR THE PRODUCT OR SERVICE WHICH GAVE RISE TO THE CLAIM. UNDER NO CIRCUMSTANCES SHALL INFORMIX BE LIABLE TO LICENSEE OR ANY THIRD PARTY FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF INFORMIX HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

LICENSEE:

thinWEB.com
6 Antares Drive, Phase 3, Suite 101
Ottawa, Ontario K2E 8A9

Randall Hughes, Manager Alliances
July 29, 1999

INFORMIX

Informix Software, Inc.
4100 Bohannon Drive
Menlo Park, California 94025
Attn: General Counsel
Phone: (650) 926-6300

J. Scott Harlan
Senior Managing Counsel, Corporate and Technology
Assistant Secretary
8/2/99